                                                                   EXHIBIT 4.03

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            CONCUR TECHNOLOGIES, INC.

                   (ORIGINALLY INCORPORATED ON AUGUST 5, 1998)

        Concur Technologies, Inc., a Delaware corporation, hereby certifies that the Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officers this 24th day of December, 1998.

                                                CONCUR TECHNOLOGIES, INC.
                                                a Delaware corporation


                                                By: /s/  S. Steven Singh
                                                    -------------------------
                                                    S. Steven Singh, President

ATTEST:

/s/  Matthew P. Quilter
-----------------------------
Matthew P. Quilter, Secretary

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            CONCUR TECHNOLOGIES, INC.

                                    ARTICLE I

      The name of the corporation is Concur Technologies, Inc.

                                   ARTICLE II

      The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, 19805, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      A.     Authorization of Shares

      The total number of shares of all classes of stock which the corporation has authority to issue is sixty-five million (65,000,000) shares, consisting of two classes: sixty million (60,000,000) shares of Common Stock, $0.001 par value per share, and five million (5,000,000) shares of Preferred Stock, $0.001 par value per share.

      B.     Designation of Future Series of Preferred Stock

      The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Subject to approval by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

        Except as expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

        If the certificate of designation creating a series of Preferred Stock so provides, any shares of a series of Preferred Stock that are acquired by the corporation, whether by redemption, purchase, conversion or otherwise, so that such shares are issued but not outstanding, may not be reissued as shares of such series or as shares of the class of Preferred Stock. Upon the retirement of any such shares and the filing of a certificate of retirement pursuant to Sections 103 and 243 of the Delaware General Corporation Law with respect thereto, the shares of such series shall be eliminated and the number of shares of Preferred Stock shall be reduced accordingly.

                                    ARTICLE V

      The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                                   ARTICLE VI

      A. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

      B. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

      C. Special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the Chief Executive Officer.

                                   ARTICLE VII

      A. The directors, other than those who may be elected by the holders of Preferred Stock under specified circumstances, shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 1999; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2000; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2001; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

      B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors, although less than a quorum, or (c) by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                  ARTICLE VIII

      To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

      Neither any amendment nor repeal of any of the foregoing provisions of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.